EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (File No’s. 33-76372, 333-64691, 333-69044 and 333-103381) of our report dated February 2, 2004 relating to the financial statements and financial statement schedule of Monaco Coach Corporation, which appears in Monaco Coach Corporation’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
March 15, 2004